EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CytRx Corporation
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-100947, 333-109708, 333-106629, 333-109708, 333-133269, 333-142591 and 333-147605) and Form S8 (Nos. 333-84657, 333-68200, 333-91068, 333-93305, 333-123339 and 333-163212) of CytRx Corporation of our reports dated March 12, 2010, relating to the consolidated financial statements, the effectiveness of CytRx Corporation’s internal control over financial reporting, and schedules of CytRx Corporation, which appear in this Form 10-K.

Los Angeles, California
March 12, 2010